            SCHEDULE OF COMPUTATION OF YIELD QUOTATION
            SELECT MUNICIPAL REINVESTMENT FUND
            FOR THE 30 DAY PERIOD ENDED DECEMBER 31, 1995



                                                          6
   (A)   YIELD = 2{ [ ((a-b)/c d) + 1] -1}


         WHERE:     a = Dividends and interest earned during the period

                    b = Expenses accrued for the period

                    c = The average daily number of shares outstanding
                        during the period that were entitled to receive dividends

                    d = The maximum offering price per share on the last
                        day of the period



         YIELD = 2{ [(( 406,979.56 -86,452.72)/7,598,314*12.50)+1] -1}

               =4.08%


   (B)   TAX EQUIVALENT YIELD = SEC Yield - (1- stated tax rate)
                              = 4.08% / (1-.396)
                              = 6.75%

                 SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
                     DEAN WITTER SELECT MUNI REINVESTMENT FUND




(A) AVERAGE ANNUAL TOTAL RETURNS

(B) TOTAL RETURN

                             _                              _
                            |        ______________________  |
FORMULA:                    |       |                        |
                            |  /\ n |          EV            |
                    t  =    |    \  |     -------------      |  - 1
                            |     \ |           P            |
                            |      \|                        |
                            |_                              _|

                               EV
                    TR =    ----------- -1
                                P


                   t = AVERAGE ANNUAL TOTAL RETURN
                   n = NUMBER OF YEARS
                  EV = ENDING VALUE
                   P = INITIAL INVESTMENT
                  TR = TOTAL RETURN

                                (B)                        (A)
  $1,000          EV AS OF     TOTAL        NUMBER OF     AVERAGE ANNUAL
INVESTED - P      31-Dec-95    RETURN -TR   YEARS - n     COMPOUND RETURN - t
-------------    -----------   ----------   -----------   -------------------

 31-Dec-94        $1,160.00      16.00%             1              16.00%

 31-Dec-90        $1,490.00      49.00%             5               8.30%

 31-Dec-85        $2,202.30     120.23%            10               8.21%


(E)        GROWTH OF $10,000
(F)        GROWTH OF $50,000
(G)        GROWTH OF $100,000

FORMULA:   G= (TR+1)*P
           G= GROWTH OF INITIAL INVESTMENT
           P= INITIAL INVESTMENT
           TR= TOTAL RETURN SINCE INCEPTION

$10,000          TOTAL                 GROWTH OF              GROWTH OF                   GROWTH OF
INVESTED - P     RETURN - TR           $10,000 INVESTMENT - G $50,000 INVESTMENT - G      $100,000 INVESTMENT - G
-------------    -------------         ---------------------------------------  ------------------------------------
 22-Sep-83           192.35               $29,235                    $146,175                   $292,350